Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 23, 2010 with respect to the consolidated financial statements and schedule included in the Annual Report on Form 10-K for the year ended June 25, 2010 of Versar, Inc. which is incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Grant Thornton LLP

McLean, Virginia
February 14, 2011